UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2005

CYGNUS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18962	94-2978092

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Penobscot Drive, Redwood City, California	94063-4719

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 369-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On January 27, 2005, Cygnus entered into a Second Amendment to the Final Arbitration Award (the “Amendment”) with Sanofi-Aventis (formerly known as Sanofi-Synthelabo) to fully satisfy the remaining royalty payments owed to Sanofi-Aventis pursuant to a 1997 Final Arbitration Award in exchange for an aggregate of $10.0 million, subject to certain terms and conditions. Prior to this Amendment, the royalty payments totaled $11.5 million and were payable as follows: $4.5 million on February 28, 2005; $4.0 million on February 28, 2006; and $3.0 million on February 28, 2007.

     Under the Amendment, Sanofi-Aventis will receive $10.0 million when the Asset Purchase Agreement between Cygnus, Animas Corporation and Animas Technologies LLC closes, and the obligations as defined and set forth in the Security Agreements between Cygnus and Sanofi-Aventis will also be fully satisfied; provided, however, in the event the closing of the Asset Purchase Agreement has not occurred prior to March 31, 2005, the $4.5 million payment due Sanofi-Aventis on February 28, 2005 will be due and payable on March 31, 2005. Thereafter, Cygnus will pay the remaining $5.5 million at the closing of the Asset Purchase Agreement.

     In the event that the closing of the Asset Purchase Agreement has not occurred prior to February 28, 2006 and Cygnus has not closed any asset purchase with a third party prior to that same date, then Cygnus shall make the remaining payments to Sanofi-Aventis pursuant to the first amendment to the final arbitration award as follows: (i) $4.0 million would be due February 28, 2006, and (ii) $3.0 million will be due February 28, 2007. In such event, the Security Agreements shall remain in full force and effect until full satisfaction of the arbitration award.

Stockholders of Cygnus are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors and security holders can obtain free copies of the proxy statement and other relevant documents when they become available by contacting Cygnus, Inc., 400 Penobscot Drive, Redwood City, CA 94063-4719. In addition, documents filed with the SEC by Cygnus will be available free of charge at the SEC’s web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Cygnus in connection with the transaction, and their direct and indirect interest, by security holding or otherwise, in the solicitation, will be set forth in a proxy statement that will be filed by Cygnus with the SEC.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number
99.1	Second Amendment to the Final Arbitration Award between Registrant and Sanofi-Aventis (formerly known as Sanofi~Synthelabo) dated January 27, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.
Date: January 27, 2005	By:	/s/ Barbara G. McClung
Barbara G. McClung
Senior Vice President and General Counsel

Exhibit 99.1

EXHIBIT INDEX

Exhibit Number
99.1	Second Amendment to the Final Arbitration Award between Registrant and Sanofi-Aventis (formerly known as Sanofi~Synthelabo) dated January 27, 2005.